UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2021

Herbalife Nutrition Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands	KY1-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on March 1, 2021 (the “Original Filing”) by Herbalife Nutrition Ltd. (the “Company”). At the time of the Original Filing, the Company’s Board of Directors (the “Board”) had not made any determinations regarding committee assignments for Sophie L’Hélias, Kevin M. Jones and Donal Mulligan. The Company hereby amends the Original Filing to include information on the committee assignments in Item 5.02 below.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2021, the Board appointed (i) Ms. L’Hélias to the Board’s Audit Committee and ESG Committee, (ii) Mr. Jones to the Board’s Compensation Committee, and (iii) Mr. Mulligan to the Board’s Audit Committee and Compensation Committee. All committee appointments are effective as of April 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

May 4, 2021	By:	/s/ HENRY C. WANG
	Name:	Henry C. Wang
	Title:	EVP, General Counsel and Corporate Secretary